Jersey Mike’s Reports Second Quarter Financial Results
Company provides full-year 2026 outlook, including continued same-store sales momentum in the third quarter
Tinton Falls, NJ - September 9, 2026 — Jersey Mike’s Subs Inc. (NYSE: JMKE) today announced financial results for the fiscal second quarter ended June 28, 2026.
Second Quarter 2026 Highlights:
•Same-store sales increased 2.3%, primarily driven by transaction growth
•Opened 83 new stores, driving net unit growth of 8.1% year over year
•Systemwide sales increased 10% year over year to $1.210 billion
•Total revenue increased 10% year over year to $208 million
•Digital sales mix increased to 43% from 41% in the prior year
•Net income for the quarter was $37 million versus $59 million in the prior year
•Adjusted EBITDA for the quarter was $114 million versus $107 million in the prior year

“Our second quarter same-store sales demonstrate strong progress against our long-term objective of achieving $2 million average unit volumes,” said Charlie Morrison, Chief Executive Officer. “Same-store sales accelerated in the second quarter, driven by transaction growth, which is particularly encouraging given challenged traffic trends across the industry. That acceleration has continued into the third quarter as we seek to broaden our consumer base, grow our digital channels, bring thoughtful innovation to the market, and of course, continue to deliver on our vision of being the world’s most beloved destination for authentic sub sandwiches.”

Mr. Morrison continued, “We are proud to have earned ACSI’s designation as the number one QSR brand in the country for 2026, an honor that would not have been possible without the tireless efforts of our franchise owners that deliver amazing service day in and day out.”

Key Performance Measures

	Thirteen Weeks Ended
	June 28, 2026	June 29, 2025
Systemwide sales (in billions)	$1.210	$1.101
Same-store sales growth	2.3%	3.6%
Digital sales percentage	43%	41%
Average unit volume (AUV, in millions)	$1.376	$1.354
Net store growth	8.1%	10.0%
New store openings (gross)	83	73
Total stores (end of period)	3,378	3,124

Financial Results
Total revenue increased 10% year over year to $208 million, consistent with systemwide sales growth of 10%. Royalties and other revenue increased 11% to $138 million, while advertising revenue increased 6% to $57 million, both driven by net store growth of 8.1% and same-store sales growth of 2.3%, the latter primarily driven by transactions.
Net income for the quarter was $37 million versus $59 million in the prior year, inclusive of non-routine expenses, advertising fund timing and higher interest expense, partially offset by a $14 million gain on the sale of corporate-owned stores.
Adjusted EBITDA increased 7% to $114 million, including a $10 million net adverse impact related to timing of the advertising fund; absent which, Adjusted EBITDA increased 18%, helped by $8 million in lower expenses related to the prior Area Director program.
The Company generated $105 million of operating cash flow in the first two fiscal quarters of 2026, including a cash use of $11 million for IPO-related and other discrete outflows associated with transitioning from a founder-led company to a corporate-led organization. Capital expenditures in the second quarter were $3 million.
Development
As of June 28, 2026, there were 3,378 Jersey Mike’s stores systemwide, including 3,348 stores in the United States, of which 3,322 were franchised and 26 were company owned.

	Domestic Franchised	International Franchised	Company- owned	Total System
Store count as of December 28, 2025	3,209	21	26	3,256
Openings	47	—	—	47
Closures	(3)	—	—	(3)
Net transfers(a)	(10)	—	10	—
Store count as of March 29, 2026	3,243	21	36	3,300
Openings	73	9	1	83
Closures	(5)	—	—	(5)
Net transfers(a)	11	—	(11)	—
Store count as of June 28, 2026	3,322	30	26	3,378
(a)Represents store transfers between franchise owners and the Company
Outlook
Jersey Mike’s provided the following outlook for full-year fiscal 2026:
•Same-store sales growth of 2.5-3.0%, including 3.0-4.0% in the third quarter
•Net unit growth of at least 8%
•Adjusted EBITDA growth of at least 20%, including at least 13% in the third quarter
Conference Call and Webcast
The Company will host a conference call today, September 9th, to discuss the fiscal second quarter 2026 financial results and business updates at 8:30 AM Eastern Time. The conference call can be joined telephonically by dialing 1-877-425-9470 or 1-201-389-0878 (international) and asking for the Jersey Mike’s conference call. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 (international), then entering the replay code 13762283. The replay will be available through Wednesday, September 23, 2026.

The conference call will also be webcast live and later archived on the investor relations section of Jersey Mike’s corporate website at investors.jerseymikes.com under the “News & Events” section.

About Jersey Mike’s

Jersey Mike's is a leading fast-casual restaurant franchisor with more than 3,300 locations across the United States and Canada. Founded in 1956 as Mike's Subs in Point Pleasant, New Jersey, the company has grown from a single neighborhood sub shop into one of the fastest-growing restaurant brands in America. Jersey Mike's differentiates itself through its "A Sub Above" positioning, emphasizing fresh-sliced meats and cheeses, authentic recipes, and a distinctive customer experience that has earned recognition as the top-rated QSR brand in 2026 and the #1 Best Sandwich Chain in America in 2025.

Media Contact - JerseyMikes@icrinc.com

Investor Contact - investorrelations@jerseymikes.com

Non-GAAP Financial Measures

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods to help investors, securities analysts and other parties better understand underlying trends in our business. Management uses these measures to evaluate our performance. Full definitions of non-GAAP measures and reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release.

A reconciliation of forward-looking Adjusted EBITDA growth rate to GAAP net income growth rate cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. All statements other than those that are purely historical may be forward-looking statements. We may, in some cases, use words such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” or “would,” or similar words or phrases that convey uncertainty of future events or outcomes, to identify forward-looking statements in this press release.

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ materially from the results anticipated by these forward-looking statements. For a more detailed discussion of these and other factors, see the information under the section “Risk Factors” in our final prospectus filed with the SEC on July 31, 2026 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, relating to our Registration Statement on Form

S-1 (File No. 333-297228). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those expressed or implied in these forward-looking statements.

The forward-looking statements included in this press release speak only as of the date of this press release or as of the date they are made, as applicable. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Except as otherwise required by law, we disclaim any intent or obligation to update any “forward-looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Table 1
JERSEY MIKE’S HOLDCO, LLC AND SUBSIDIARIES
Condensed Statements of Operations
(in millions)
(Unaudited)

	Successor				Predecessor
	Thirteen Weeks Ended		Twenty-Six Weeks Ended June 28, 2026	Period from January 16 to June 29, 2025	Period from January 1 to January 15, 2025
	June 28, 2026	June 29, 2025
Revenue:
Royalties and other revenues	$138	$124	$260	$216	$19
Advertising revenue	57	54	108	94	7
Company-owned stores sales	13	11	25	18	2
Total revenues	208	189	393	328	28
Operating expenses:
General and administrative expense	66	34	144	73	19
Advertising expenses	54	41	115	85	8
Depreciation and amortization	25	25	51	46	—
Company-owned stores expense	11	8	19	14	1
Total operating expenses	156	108	329	218	28
Gain on sale of company-owned stores	14	—	14	—	—
Operating income	66	81	78	110	—
Interest expense, net	29	22	58	37	4
Loss on debt extinguishment	—	—	7	—	—
Income (loss) before income tax expense	37	59	13	73	(4)
Income tax expense	—	—	—	—	—
Net income (loss)	$37	$59	$13	$73	$(4)

Table 2
JERSEY MIKE’S HOLDCO, LLC AND SUBSIDIARIES
Condensed Cash Flows
(in millions)
(Unaudited)

	Successor				Predecessor
	Thirteen Weeks Ended		Twenty-Six Weeks Ended June 28, 2026	Period from January 16 to June 29, 2025	Period from January 1 to January 15, 2025
	June 28, 2026	June 29, 2025
Cash flows from operating activities:
Net income (loss)	$37	$59	$13	$73	$(4)
Depreciation and amortization	25	25	51	46	—
Changes in operating assets and liabilities	(41)	(57)	29	5	4
Payment of assumed transaction bonus liability	—	—	—	(411)	—
Other, net	(2)	5	12	10	—
Net cash provided by (used in) operating activities	19	32	105	(277)	—
Cash flows from investing activities:
Capital expenditures	(3)	(5)	(4)	(7)	—
Net proceeds from sale (purchase) of stores	18	—	(5)	—	—
Other	1	1	2	2	5
Net cash provided by (used in) investing activities	16	(4)	(7)	(5)	5
Cash flows from financing activities:
Proceeds from issuance securitization debt	—	—	760	—	—
Payments on long-term debt	(5)	(4)	(746)	(8)	—
Debt issuance costs	—	—	(15)	(1)	—
Members’ distributions, net	(41)	(104)	(78)	(134)	14
Net cash provided by (used in) financing activities	(46)	(108)	(79)	(143)	14
Net increase (decrease) in cash, cash equivalents, and restricted cash	$(11)	$(80)	$19	$(425)	$19
Cash, cash equivalents, and restricted cash at beginning of the year	276	227	246	572	843
Cash, cash equivalents, and restricted cash at end of the period	$265	$147	$265	$147	$862

Table 3
JERSEY MIKE’S HOLDCO, LLC AND SUBSIDIARIES
Balance Sheet Summary and Debt
(in millions)
(Unaudited)

	Successor
	As of	As of
	June 28, 2026	December 28, 2025
Assets
Cash, cash equivalents, and restricted cash	$265	$246
Accounts receivable, net	39	41
Property and equipment, net	10	9
Trade name and other intangible assets, net	7,797	7,824
Other current and noncurrent assets	52	61
Total assets	$8,163	$8,181
Liabilities and members’ equity
Total debt	$2,096	$2,084
Other current liabilities	153	129
Other non-current liabilities	70	65
Total liabilities	2,319	2,278
Total members’ equity	5,844	5,903
Total liabilities and members’ equity	$8,163	$8,181

Table 4
JERSEY MIKE’S HOLDCO, LLC AND SUBSIDIARIES
Non-GAAP Reconciliations
(in millions)
(Unaudited)

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented. Adjusted EBITDA is not a measure that is required to be disclosed by U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as a substitute for our results as reported under GAAP. The Company believes this non-GAAP measure provides useful information to investors about the financial condition and results of operations because this measure is used by its management team to assess operating performance, evaluate trends, and compare results with those of other restaurant companies. We believe this measure provides useful insight into our ability to generate earnings from core operations and to inform decisions related to budgeting, capital allocation, and debt servicing.

	Successor				Predecessor
	Thirteen Weeks Ended		Twenty-Six Weeks Ended June 28, 2026	Period from January 16 to June 29, 2025	Period from January 1 to January 15, 2025
(in millions)	June 28, 2026	June 29, 2025
Net income (loss)	$37	$59	$13	$73	$(4)
Add back:
Interest income	(2)	(2)	(3)	(5)	(1)
Interest expense	31	24	61	42	5
Loss on extinguishment of debt	—	—	7	—	—
Gain on sale of company-owned stores	(14)	—	(14)	—	—
Depreciation and amortization	25	25	51	46	—
Equity-based compensation expense(a)	3	—	6	—	—
Acquisition-related expenses(b)	—	—	—	—	1
IPO-related expenses(c)	7	—	13	—	—
Founder-related discretionary expenses(d)	—	—	—	—	11
Area Director buyouts(e)	20	—	52	4	—
Corporate transition and other expenses(f)	7	1	12	3	—
Adjusted EBITDA	$114	$107	$198	$163	$12

(a)Represents non-cash expense and related payroll taxes associated with equity incentive compensation; included within G&A.
(b)Represents costs incurred in connection with the Sponsor Acquisition (as defined in our filings with the SEC), included within G&A.
(c)Represents legal, consulting, accounting and other professional fees associated with preparing for the IPO, included within G&A. These expenses do not include ongoing public-company compliance or operational costs.
(d)Represents certain historical expenses that are a legacy of the Company’s operations as a private, founder-led organization, including large, founder-directed discretionary bonuses paid to certain individuals and charitable donations, that by their nature have not recurred and are not expected to recur after the Sponsor Acquisition. Included in G&A.
(e)Represents payments made to third-party Area Directors to terminate certain contracts that mandated payment of a percentage of gross sales for a geographic region. Included in G&A.
(f)Represents expenses incurred in connection with restructuring our operations to a corporate-led business, including severance and settlement payments. Included in G&A.

Table 5
JERSEY MIKE’S HOLDCO, LLC AND SUBSIDIARIES
Terms and Definitions
Systemwide Sales – Represents net sales for all Jersey Mike’s stores. This measure allows management to better assess our overall store performance, the health of our brand and the strength of our market position compared to competitors. Our systemwide sales growth is driven by the number and sales volume of new store openings as well as Same-Store Sales Growth. Note that Systemwide Sales do not reflect our revenue and should not be viewed as a substitute for Total revenues discussed below.
Same-Store Sales Growth – Represents the change in year-over-year sales for the same store base on a constant-currency basis. We define the same-store base to include those traditional stores (whether company-owned or franchised) open for at least 425 days (14 calendar months). This measure highlights the performance of existing traditional stores, while excluding the impact of new traditional store openings and permanent closures. Same-Store Sales Growth is driven by increases in transactions and average check. Average check increases are driven by price increases or favorable mix shift from either an increase in items purchased or shifts into higher-priced items. Non-traditional stores, which are not included in Same-Store Sales Growth, include locations or operating models materially different than a standard Jersey Mike’s location, including kiosks, airports, colleges, commissaries, food courts, entertainment venues, etc., which make comparability year-over-year difficult or not meaningful.
Digital Sales Percentage - Represents the percentage of Systemwide Sales that are generated through our digital channels (mobile app, online ordering, and third-party delivery) and measures the performance of our investments made in the digital platform and partnerships with third-party delivery partners.
Average Unit Volume (AUV) - Represents (i) the trailing 364 days revenues of stores in the comparable store base, divided by (ii) the number of operating days of comparable stores in the same period, multiplied by (iii) 364. Operating days is equal to the number of days the store was open for business. The calculation of Average Unit Volume excludes both non-traditional stores and any Traditional Stores that have been open for less than 425 days
Net Store Growth - Represents (i) the total number of open stores as of a specific date divided by (ii) total number of open stores in the prior annual period, (iii) minus one.
New Store Openings - Represents the number of gross store openings in a period including franchised and company-owned stores.
Total Stores - Represents the number of stores in our system as of the relevant measurement date, including both company-owned and franchised stores and traditional and non-traditional stores.
Total Revenues - Reflects royalty and advertising revenue derived from Systemwide Sales across our franchised store base, supplemented by contributions from company-operated locations, as well as other revenues such as supplier program payments, upfront development and franchise fees, technology fees and gift card income.
Adjusted EBITDA - Defined as net income plus (i) interest expense, net of interest income; (ii) income tax expense; (iii) depreciation and amortization; (iv) equity-based compensation and related payroll taxes, (v) acquisition-related expenses; (vi) IPO-related expenses; (vii) founder-related discretionary expenses that by their nature have not recurred and are not expected to recur in periods following the Sponsor Acquisition; (viii) Area Director buyouts; and (ix) corporate transition (severance, early contract termination, etc.) and other expenses, which includes gain (loss) on the sale or disposal of assets and extinguishment of debt. Examples of such founder-related discretionary expenses include founder-directed discretionary bonuses and charitable donations. Adjusted EBITDA is a non-GAAP financial measure.
Sponsor Acquisition - refers to the acquisition on January 16, 2025 by our Sponsor of a majority interest in Jersey Mike’s HoldCo, LLC.